EX.99.CERT

CERTIFICATION

I, Scott J. Weiner, certify that:

1. I have reviewed this amendment to the report on Form N-CSR of The Metzler/Payden Investment Group;

2. Based on my knowledge, this amendment to the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 9, 2006

The Metzler/Payden Investment Group

/s/ SCOTT J. WEINER
Scott J. Weiner
Chairman and President

EX.99.CERT

CERTIFICATION

I, Brian W. Matthews, certify that:

1. I have reviewed this amendment to the report on Form N-CSR of The Metzler/Payden Investment Group;

2. Based on my knowledge, this amendment to the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

Date: March 9, 2006

The Metzler/Payden Investment Group

/s/ BRIAN W. MATTHEWS
Brian W. Matthews
Vice President and Chief Financial Officer